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                                                                   EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 29, 1996, included in Illinois Tool Works Inc.'s Annual Report on Form 10-K/A for the fiscal year ended December 31, 1995, also included in the company's Current Report on Form 8-K dated February 21, 1996, subsequently amended by Amendment No. 1 to the company's Current Report on Form 8-K/A dated March 25, 1996, and Amendment No. 2 to the company's Current Report on Form 8-K/A dated April 30, 1996, and to all references to our Firm included in this registration statement.


      /s/ ARTHUR ANDERSEN LLP

      Chicago, Illinois
      December 5, 1996